Exhibit 99.2

AllDigital Holdings plus Broadcast International: Merger FAQ

We are pleased to announce today, January 7th, 2013, our entry into a merger agreement to combine AllDigital Holdings and Broadcast International. The two companies will begin to immediately work together on a strategic level over the next several months under interim professional services and reseller agreements. We expect that these agreements will allow the companies to leverage from their complimentary resources to bring integrated digital broadcasting solutions to prospective and existing clients prior to the completion of the merger. The companies expect the merger to be completed near the 2nd half of 2013.

Is this a merger or an acquisition?

Under the terms of agreement, AllDigital shareholders will receive a number of shares of Broadcast International common stock representing 54% of the post-closing shares of Broadcast common stock, with both share total calculated on a modified fully diluted basis. As part of the transaction, Broadcast will seek shareholder approval for a reverse stock split at a ratio of 1 post-reverse share for 10 pre-reverse shares. The combined company will be called AllDigital Broadcasting, Inc.

Why are the companies coming together?

First and foremost, we believe that the two companies have complimentary technology that will provide a unique and revolutionary way to create digital broadcast networks capable of reaching billions of connected devices.

On a technical level, by integrating Broadcast International’s content management system (CMS) with AllDigital’s cloud services platform (e.g., storage, encoding and origin transport) and connected device frameworks, it is anticipated that the combined company will provide a highly scalable, flexible and secure digital broadcasting platform where virtually any form of digital media (including live and video/audio on demand, digital services and other applications) can target and reach a global audience across mobile, desktop and digital televisions.

We believe that additional strategic advantages from merging include:

●	An experienced management team that has, collectively, decades of experience in digital media distribution.
●	Potential synergies and upsell opportunities from existing and prospective clients and partners
●	Significantly lower combined operational costs from economies of scale and elimination of redundant cost centers
●	Conversion of certain debt instruments resulting in significantly lower interest expense for the combined company
●	Conversion of certain warrant agreements simplifying the combined company’s capital structure

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In connection with the merger agreement, AllDigital, Broadcast International and certain of their respective shareholders executed voting agreements whereby those shareholders agreed to vote for the merger. Prior to the closing of the merger, Broadcast International will make reasonable efforts to negotiate the conversion or exchange of its outstanding stock options and convertible notes and most of its outstanding warrants.

Will any products or solutions be eliminated or phased out as a result of the reseller agreement and merger?

Yes, we plan on providing an integrated and highly simplified solutions mix that focuses on the following:

●	Broadcast CMS
●	Cloud Services (CodecSys encoding platform, origin transport, storage, and processing)
●	24/7 Technical Support
●	Integration Services

We anticipate eliminating certain solutions such as SocialMedia Pro, stand alone and physical CodecSys software licenses, and studio / production services located in Salt Lake City that have had minimal sales or demand in order to focus on high growth and large scale opportunities.

Who will manage the new company?

Paul Summers will be the CEO of the combined company. Prior to AllDigital, Mr. Summers was CEO and co-founder of VitalStream Holdings, Inc. which was sold to Internap for over $210 million in stock. Tim Napoleon will be the Chief Strategist. Before co-founding AllDigital, Mr. Napoleon was Chief Strategist for Media and Entertainment for Akamai Technologies. John Walpuck will hold the position of COO and CFO. Previously, Mr. Walpuck was CFO for Nine Systems that was purchased by Akamai for over $150 million in stock. Steve Jones will be the Vice President of Sales, and Steve Smith will hold the position of Vice President of Networks.

Corporate headquarters will be located in Irvine, California with a satellite office in Salt Lake City.

What will the new company be called?

In the short term, AllDigital and Broadcast International will continue to operate under their existing brand names.

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It is anticipated that the combined company will be branded as AllDigital Broadcasting, Inc. We anticipate that the combined company will initially continue to trade under the BCST symbol immediately after close of the transaction, but anticipate that the symbol will change to ADGL or something similar in connection with the change of the name of Broadcast International to AllDigital Broadcasting, Inc.

AllDigital and Broadcast International will transition to a new website and single brand name over a period of several months following closing. Until that time, AllDigital and Broadcast International will benefit from the expanded portfolio, expertise, and reach of the combined resources.

What do you see as the opportunities for AllDigital Broadcasting going forward?

The combined company will allow a variety of target markets (media and entertainment, enterprise, government, and non-profits) to create their own public or private facing broadcast networks.

Leveraging the combined company’s unique and patented combination of digital broadcast technology and related cloud services, our clients will be able to create one or more ‘digital television channels’ that can target a single device or, literally, billions of connected devices.

What does each company bring to the new, combined business?

AllDigital provides:

●	An experience senior management team
●	A portfolio of clients including Rogers Communications, Cox Media Group, Akamai and others.
●	Cloud Services – High-speed origin transport, data storage, and processing
●	API Manager technology – High-speed integration and presentation of digital media to connected device.
●	Device Frameworks – Deliver virtually any form of digital media to compatible connected devices.

Broadcast International provides:

●	Clients of Broadcast International include Microsoft, Fujitsu, HP, Zions Bank, and Bank of America.
●	Broadcast Content Management System
●	Patented CodecSys® encoding technology
●	Multicast delivery footprint over satellite
●	24/7 Technical support and network operations center
●	Over 2,000 bonded 3rd party installers in the United States

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What is required to close the transaction?

Customary shareholder and securities law approvals are required to close this transaction. To satisfy applicable securities law requirements, Broadcast International will file a Registration Statement on Form S-4 with the SEC, which will include a combined prospectus/proxy statement/information statement, and seek qualification, or exemption, of the transaction in each of the states where AllDigital has shareholders (as of the record date). The combined prospectus/proxy statement/information statement will be mailed to the shareholders of Broadcast International in connection with a shareholders meeting and the shareholders of AllDigital in connection with a consent solicitation.

What do I do if I have questions or would like more information about this transaction?

http://www.alldigital.com/news/press-releases

http://www.broadcastinternational.com/investors-news.php

Please direct any questions related to:

AllDigital Holdings, Inc:

Stephanie Hargis, Investor Relations

Email: ir@alldigital.com

Phone: 949.250.0701

Fax: 949.250.0730

Broadcast International, Inc.

Jim Solomon, CFO

Broadcast International, Inc.

jims@brin.com

801-562-2252

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Forward-Looking Statements

In addition to historical information, this FAQ contains forward-looking statements. Each of AllDigital and Broadcast International may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass the respective issuer’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this FAQ are made as of the date hereof and are based on information available to AllDigital and Broadcast International as of such date. AllDigital and Broadcast International assume no obligation to update any forward-looking statement. Readers should note that many factors could affect the proposed combination of the companies, as well as the future operating and financial results of AllDigital and Broadcast International, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, the risk that the transaction contemplated by the merger agreement will not close; the risk that, if the proposed merger does close, the operations of AllDigital and Broadcast International will not be integrated successfully or at all; the risk that the parties will be unable to successfully implement a combined business strategy; the risk that the combined company will not realize potential synergies and other anticipated marketing and financial impacts of the proposed merger; the risk that future financial and operating results of the combined company will not be as anticipated or suggested; the risks that the shareholders of either AllDigital or Broadcast International will not approve the proposed merger; and the risk that the various conditions to closing of the proposed merger will not be satisfied. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in the filings of each of Broadcast and AllDigital with the Securities and Exchange Commission, including the risk factors identified in each company’s most recent Annual Report on Form 10-K.

Additional Information and Where to Find It

These materials are neither an offer to purchase nor a solicitation of an offer to sell shares of AllDigital or Broadcast. If any such offer is commenced by Broadcast, Broadcast will file and deliver all forms, notices and documents required under state and federal laws. These materials do not constitute a solicitation of any vote or approval.

Broadcast International intends to file with the SEC a joint proxy statement/information statement/prospectus and other relevant materials in connection with the Merger. The joint proxy statement/information statement/prospectus will be mailed to the shareholders of AllDigital and Broadcast International. Investors and security holders of AllDigital and Broadcast International are urged to read the joint proxy statement/information statement/prospectus and the other relevant materials when they become available because they will contain important information about AllDigital, Broadcast International and the Merger.

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The joint proxy statement/information statement/prospectus and other relevant materials (when they become available), and any other documents filed by AllDigital or Broadcast International with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AllDigital by contacting Stephanie Hargis via email at shargis@alldigital.com, or by phone 949-250-0701, x100.

Investors and security holders may obtain free copies of the documents filed with the SEC by Broadcast International by contacting Jim Solomon, Chief Financial Officer, at 7050 Union Park Center, Suite 600, Midvale, UT 84047 or by telephone at 801-562-2252. Investors and security holders are urged to read the joint proxy statement/information statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

AllDigital, Paul Summers, AllDigital’s Chairman of the Board and Chief Executive Officer, John Walpuck, AllDigital’s Chief Financial Officer, and certain of AllDigital’s other executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of AllDigital and Broadcast International in favor of the Merger. The other executive officers and directors of AllDigital who may be participants in the solicitation of proxies in connection with the Merger have not been determined as of the date of this filing. A description of the interests of Mr. Summers, Mr. Walpuck and AllDigital’s other executive officers and directors in AllDigital is set forth in the AllDigital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 30, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Mr. Summers, Mr. Walpuck and AllDigital’s other executive officers and directors in the merger by reading the joint proxy statement/information statement/prospectus when it becomes available.

Broadcast International and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of Broadcast International and their ownership of Broadcast International common stock is set forth in Broadcast International’s Form 10-K, which was filed with the SEC on March 29, 2012. Certain directors and executive officers of Broadcast International may have direct or indirect interests in the proposed Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments of their employment is terminated following the proposed Merger. Investors and security holders may obtain additional information regarding the interests of such participants by reading the joint proxy statements/information statement/prospectus when it becomes available.

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